Exhibit 99.1

Quarterly
Operating Supplement
Third Quarter 2004

Quarterly	Table of Contents

Operating

Supplement

1	Quarterly Operating Supplement for the Period Ended September 30, 2004 / Table of Contents

Quarterly	Radian Asset Assurance Inc.

Operating	Quarterly Operating Supplement

Supplement	September 30, 2004

Introductory Note

Radian Reinsurance Inc. (“Radian Reinsurance”) was merged with and into Radian Asset Assurance Inc. effective as of June 1, 2004. All financial information presented herein is as if the merger had occurred on January 1, 2003.

Company Profile

Radian Asset Assurance Inc., founded in 1985 and rated AA by Standard & Poor’s and Fitch Ratings and Aa3 by Moody’s, provides credit enhancement to the holders of debt obligations and asset-backed securities. As a direct writer of financial guaranty insurance for municipal bonds, asset-backed securities and structured transactions, Radian Asset Assurance Inc. plays an important role in extending the benefits of insurance to a broad range of institutions and securities issuers.

Radian Asset Assurance Inc. is a subsidiary of Radian Group Inc. (NYSE: RDN), a global credit enhancement provider headquartered in Philadelphia, with significant operations in New York City and a presence in London.

Company Information
Radian Asset Assurance Inc.	Contact:
335 Madison Avenue	John C. DeLuca
New York, New York 10017	Senior Vice President, Market Development
1 877 337.4925 (within the U.S.)	1 212 984.9222
1 212 983.3100	john.deluca@radian.biz

2	Quarterly Operating Supplement for the Period Ended September 30, 2004 / Introductory Note / Company Profile / Company Information

Quarterly Operating Supplement	Radian Asset Assurance Inc Key Financial Highlights*($ Thousands)

	Nine months ended September 30, 2004
	Mortgage Insurance	Financial Services	Financial Guaranty	Total
Net premiums written	$651,213	$—	$144,014	$795,227

Net premiums earned	$611,916	$—	$154,801	$766,717
Net investment income	87,607	82	63,981	151,670
Gains on sales of investments	34,582	2,663	3,711	40,956
Change in fair value of derivative instruments	(3,821)	(110)	6,507	2,576
Other income	16,601	5,160	1,235	22,996

Total revenues	746,885	7,795	230,235	984,915

Provision for losses	300,162	—	45,290	345,452
Policy acquisition costs	56,757	—	32,801	89,558
Other operating expenses	106,015	10,499	36,728	153,242
Interest expense	15,106	1,869	9,039	26,014

Total expenses	478,040	12,368	123,858	614,266

Equity in net income of affiliates	—	129,180	1,400	130,580

Pretax income	268,845	124,607	107,777	501,229
Income tax provision	73,510	43,611	21,424	138,545

Net income	$195,335	$80,996	$86,353	$362,684

Total assets	$4,003,276	$328,072	$2,368,672	$6,700,020
Deferred policy acquisition costs	72,076	—	135,377	207,453
Reserve for losses and loss adjustment expenses	533,060	—	243,843	776,903
Unearned premiums	129,873	—	612,818	742,691
Equity	$1,958,326	$284,300	$1,240,978	$3,483,604

*	Reported on a GAAP basis.

3	Quarterly Operating Supplement for the Period Ended September 30, 2004 / Key Financial Highlights

Quarterly	Radian Group Inc. and Subsidiaries
Operating	Segment Information–Financial Guaranty ($ Thousands)
Supplement

	Nine months ended September 30, 2004
	As Reported	Impact of Clawback	As Adjusted Excluding Clawback
Net premiums written	$144,014	$(96,417)	$240,431

Net premiums earned	$154,801	$(24,892)	$179,693
Net investment income	63,981	—	63,981
Gains on sales of investments	3,711	—	3,711
Change in fair value of derivative instruments	6,507	(791)	7,298
Other income	1,235	—	1,235

Total revenues	230,235	(25,683)	255,918

Provision for losses	45,290	—	45,290
Policy acquisition costs	32,801	(9,766)	42,567
Other operating expenses	36,728	—	36,728
Interest expense	9,039	—	9,039

Total expenses	123,858	(9,766)	133,624

Equity in net income of affiliates	1,400	—	1,400

Pretax income	107,777	(15,917)	123,694

Income tax provision	21,424	(5,571)	26,995

Net income	$86,353	$(10,346)	$96,699

The above schedule shows the Financial Guaranty Segment, on a GAAP basis, as reported (Column 1) and adjustments (Column 2) to reflect the income statement impact of the recapture (referred to above as the clawback) of business previously ceded to the Company by one of the primary insurer customers of the Financial Guaranty Segment. The adjusted numbers are shown in Column 3. The impact of the clawback (Column 2) reflects the clawback of business ceded to the Company in prior periods. This clawback affected the first quarter (and, as a result, the year-to-date periods) of 2004. Accordingly, management believes that Column 3 provides useful information to investors by presenting a more meaningful basis of comparison for the Financial Guaranty Segment’s past and future results.

4	Quarterly Operating Supplement for the Period Ended September 30, 2004 / Segment Information–Financial Guaranty

Quarterly Operating Supplement	Radian Asset Assurance Inc. Statutory Income Statements* ($Thousands)

	Quarter ended		Nine months ended
	September 30 2004	September 30 2003	September 30 2004	September 30 2003
Revenues
Gross premiums written	$56,998	$95,565	$96,556	$266,070
Reinsurance premiums ceded	(792)	(2,883)	(3,356)	(6,354)

Net premiums written	56,206	92,682	93,200	259,716
(Increase) decrease in unearned premiums	(14,676)	(31,893)	36,484	(82,992)

Premiums earned	41,530	60,789	129,684	176,724

Net investment income	21,542	20,006	62,557	58,348
Net realized gain on sale of investments	912	2,362	8,193	8,712

Net investment gains	22,454	22,368	70,750	67,060

Other expense	(3,004)	(2,775)	(9,057)	(2,715)

Total revenues	60,980	80,382	191,377	241,069

Expenses
Losses and loss adjustment expenses incurred	2,842	10,251	115,349	32,822
Commissions incurred	6,739	13,283	(10,357)	47,995
Other underwriting expenses	18,241	16,607	51,804	46,330

Total expenses	27,822	40,141	156,796	127,147

Income before income taxes	33,158	40,241	34,581	113,922
Federal and foreign income tax expense	27,056	5,618	9,556	14,834

Net income	$6,102	$34,623	$25,025	$99,088

Financial Ratios
Loss and LAE Ratio	6.8%	16.9%	88.9%	18.6%
Underwriting Expense Ratio	44.4%	32.2%	44.5%	36.3%

Combined Ratio	512%	491%	1334%	549%

*	See Explanatory Notes on page 12.

5	Quarterly Operating Supplement for the Period Ended September 30, 2004 / Statutory Income Statements

Quarterly Operating Supplement	Radian Asset Assurance Inc Statutory Income Statements* ($Thousands)

	September 30 2004	December 31 2003
Assets
Long-term bonds	$1,799,337	$1,662,554
Preferred stock	31,936	32,252
Common stock	114,464	74,204
Cash and short-term investments	46,294	143,729
Receivable for securities	560	515

Total Investments	1,992,591	1,913,254

Investment income due and accrued	23,469	23,652
Premiums receivable	18,337	21,653
Funds held by reinsured companies	386	952
Current federal income tax recoverable	—	4,924
Net deferred tax asset	3,292	3,019
Other assets	3,208	2,317

Total Assets	$2,041,283	$1,969,771

Liabilities
Contingency reserve	$239,493	$321,312
Losses and loss adjustment expenses	85,407	62,850
Reinsurance payable on paid losses and loss adjustment expenses	5,257	6,059
Unearned premiums	674,002	710,486
Provision for reinsurance	—	284
Payable to affiliates	3,023	25,350
Payable for securities	653	2,962
Ceded reinsurance premiums payable	1,321	1,742
Federal and foreign income taxes payable	26,120	—
Accrued expenses and other liabilities	13,669	15,652

Total Liabilities	1,048,945	1,146,697

Policyholders’ Surplus
Common stock	15,000	15,000
Additional paid-in capital	593,214	528,214
Unassigned funds	384,124	279,860

Total Policyholders’ Surplus	992,338	823,074

Total Liabilities and Policyholders’ Surplus	$2,041,283	$1,969,771

Qualified Statutory Capital	$1,231,831	$1,144,386

*	See Explanatory Notes on page 12.

6	Quarterly Operating Supplement for the Period Ended September 30, 2004 / Statutory Balance Sheets

Quarterly Operating Supplement	Radian Asset Assurance Inc. Gross Premiums Written by Product* ($ Thousands)

	3rd Qtr 2004	3rd Qtr 2003	Percent Change	YTD 2004	YTD 2003	Percent Change
Public Finance Direct	$10,006	$21,545	–53.6%	$35,871	$43,280	–17.1%
Structured Finance Direct	23,431	30,396	–22.9%	80,584	69,857	15.4%
Public Finance Reinsurance	19,305	19,404	–0.5%	56,202	67,011	–16.1%
Structured Finance Reinsurance	6,311	11,088	–43.1%	23,607	39,386	–40.1%
Trade Credit Reinsurance	(2,055)	13,132	–115.6%	(3,291)	46,536	–107.1%

	56,998	95,565	–40.4%	192,973	266,070	–27.5%
Impact of Recapture	—	—		(96,417)	—

	$56,998	$95,565	–40.4%	$96,556	$266,070	–63.7%

Total Claims-Paying Resources and Leverage Ratios*

($ Thousands except ratios)

	September 30 2004	December 31 2003	Percent Change
Capital and Surplus	$992,338	$823,074	21%
Contingency Reserve	239,493	321,312	–25%

Qualified Statutory Capital	1,231,831	1,144,386	8%
Unearned Premium Reserve	674,002	710,486	–5%
Loss and Loss Expense Reserves	85,407	62,850	36%

Total Policyholders’ Reserves	1,991,240	1,917,722	4%
Present Value of Future Installment Premiums	362,124	444,368	–19%
Reinsurance and Soft Capital Facilities	245,000	275,000	–11%

Total Claims-Paying Resources	$2,598,364	$2,637,090	–1%

Total Debt Service
(Principal and Interest) Outstanding	$100,137,737	$117,817,484	–15%
Capital Leverage Ratio 1	81:1	103:1
Claims-Paying Ratio 2	39:1	45:1

*	See Explanatory Notes on page 12.
1	Capital Leverage Ratio: Total debt service/Qualified statutory capital.
2	Claims-Paying Ratio: Total debt service/Total claims-paying resources.

7	Quarterly Operating Supplement for the Period Ended September 30, 2004 / Gross Premiums / Total Claims-Paying Resources

Quarterly	Radian Asset Assurance Inc.
Operating	Investment Portfolio Highlights
Supplement

Asset Quality

As of September 30, 2004, the book value of our investment portfolio was $2.0 billion, with an average duration of 5.6 years.

Asset Class

Our conservative portfolio is invested primarily in fixed-income securities. Our primary objective is to achieve total return, with a secondary objective of maximizing after-tax income.

8	Quarterly Operating Supplement for the Period Ended September 30, 2004 / Investment Portfolio Highlights

Quarterly Operating Supplement	Radian Asset Assurance Inc. Insured Portfolio Highlights* ($ Millions)

Geographic Diversification

State	Net Par Outstanding (9/30/2004)	Percent of total Net Par	Net Par Outstanding (12/31/2003)	Percent of total Net Par
California	$5,222	7.9%	$6,255	8.1%
New York	4,409	6.7%	4,930	6.4%
Texas	3,299	5.0%	3,727	4.9%
Florida	2,711	4.1%	3,132	4.1%
Pennsylvania	2,647	4.0%	2,950	3.8%
Illinois	2,632	4.0%	2,702	3.5%
Massachusetts	1,676	2.5%	2,235	2.9%
New Jersey	1,367	2.1%	2,137	2.8%
Washington	1,207	1.8%	1,354	1.8%
Ohio	1,158	1.8%	1,179	1.5%
Top ten states subtotal	26,328	39.9%	30,601	39.8%
Total of other states	17,981	27.3%	20,000	26.0%
Domestic structured finance	17,138	26.0%	19,782	25.7%
International	4,514	6.8%	6,531	8.5%
Total	$65,961	100.0%	$76,914	100.0%

*	See Explanatory Notes on page 12.

9	Quarterly Operating Supplement for the Period Ended September 30, 2004 / Insured Portfolio Highlights

Quarterly Operating Supplement	Radian Asset Assurance Inc. Insured Portfolio Highlights* ($ Millions)

Sector Breakout

Public Finance	Gross Par Outstanding (9/30/2004)	Percent of total Gross Par	Net Par Outstanding (9/30/2004)	Percent of total Net Par	Gross Par Outstanding (12/31/2003)	Percent of total Gross Par	Net Par Outstanding (12/31/2003)	Percent of total Net Par
General Obligations	$13,315	19.6%	$13,286	20.1%	$14,431	18.3%	$14,387	18.7%
Healthcare	8,050	11.9%	8,050	12.2%	8,874	11.2%	8,874	11.5%
Utilities	6,434	9.5%	6,304	9.6%	8,057	10.2%	7,925	10.3%
Transportation	5,226	7.7%	5,226	7.9%	7,214	9.1%	7,213	9.4%
Tax Backed	4,093	6.0%	4,089	6.2%	4,373	5.6%	4,373	5.7%
Education	3,614	5.3%	3,614	5.5%	3,818	4.8%	3,818	5.0%
Investor Owned Utilities	1,705	2.5%	1,705	2.6%	2,234	2.8%	2,234	2.9%
Other Public Finance	1,467	2.2%	1,212	1.8%	1,530	1.9%	1,276	1.7%
Long Term Care	1,134	1.7%	1,134	1.7%	1,149	1.5%	1,149	1.5%
Housing	803	1.2%	803	1.2%	1,376	1.8%	1,376	1.8%
Second-To-Pay Municipal Wrap	708	1.0%	708	1.1%	793	1.0%	793	1.0%

Subtotal Public Finance	$46,549	68.6%	$46,131	69.9%	$53,849	68.2%	$53,418	69.5%

Structured Finance	Gross Par Outstanding (9/30/2004)	Percent of total Gross Par	Net Par Outstanding (9/30/2004)	Percent of total Net Par	Gross Par Outstanding (12/31/2003)	Percent of total Gross Par	Net Par Outstanding (12/31/2003)	Percent of total Net Par
Collateralized Debt Obligations	$12,499	18.4%	$12,499	19.0%	$10,187	12.9%	$10,187	13.2%
Asset Backed – Consumer	3,109	4.6%	3,109	4.7%	7,060	8.9%	7,060	9.2%
Asset Backed – Mortgage and MBS	3,390	5.0%	1,883	2.9%	3,723	4.7%	2,116	2.7%
Asset Backed – Commercial and Other	1,605	2.3%	1,605	2.4%	3,153	4.0%	3,153	4.1%
Other Structured Finance	734	1.1%	734	1.1%	1,010	1.3%	980	1.3%

Subtotal Structured Finance	$21,337	31.4%	$19,830	30.1%	$25,133	31.8%	$23,496	30.5%

Total	$67,886	100.0%	$65,961	100.0%	$78,982	100.0%	$76,914	100.0%

Rating Distribution

Rating**	Gross Par Outstanding (9/30/2004)	Percent of total Gross Par	Net Par Outstanding (9/30/2004)	Percent of total Net Par	Gross Par Outstanding (12/31/2003)	Percent of total Gross Par	Net Par Outstanding (12/31/2003)	Percent of total Net Par
AAA	$12,553	18.5%	$11,076	16.8%	$12,936	16.4%	$11,372	14.8%
AA	15,646	23.1%	15,537	23.6%	17,306	21.9%	17,186	22.3%
A	21,830	32.2%	21,530	32.6%	26,986	34.2%	26,660	34.7%
BBB	14,964	22.0%	14,925	22.6%	17,905	22.7%	17,862	23.2%
Investment Grade	393	0.6%	393	0.6%	600	0.7%	600	0.8%
Below Investment Grade	1,594	2.3%	1,594	2.4%	1,284	1.6%	1,273	1.7%
Not Rated	906	1.3%	906	1.4%	1,965	2.5%	1,961	2.5%

Total	$67,886	100.0%	$65,961	100.0%	$78,982	100.0%	$76,914	100.0%

*	See Explanatory Notes on page 12.
**	Indicated category reflects highest rating of the three rating agencies.

10	Quarterly Operating Supplement for the Period Ended September 30, 2004 / Insured Portfolio Highlights

Quarterly Operating Supplement	Radian Asset Assurance Inc. Insured Portfolio Highlights* ($ Millions)

10 Largest Public Finance Exposures

	Net Par Outstanding (9/30/2004)	Percent of total Net Par	Rating [1]
California State GO	$387	0.59%	A
New York, New York GO	382	0.58%	A+
Long Island Power Authority New York	328	0.50%	A–
Port Authority of New York & New Jersey	321	0.49%	AA–
Jefferson County Alabama Gas & Sewer	297	0.45%	A
New York City Muni Water Finance	292	0.44%	AA
Metropolitan Transportation Authority New York	288	0.43%	A
Illinois State GO	284	0.43%	AA
Houston Airport System	262	0.40%	A1
Chicago, Illinois GO	258	0.39%	AA–
Total	$3,099	4.70%

10 Largest Structured Finance Exposures

	Net Par Outstanding (9/30/2004)	Percent of total Net Par	Rating [2]
U.S. Static Synthetic Investment Grade CDO	$450	0.68%	AAA
CDO of ABS	390	0.59%	AA
U.S. Static Synthetic Investment Grade CDO	373	0.57%	AAA
U.S. Static Synthetic Investment Grade CDO	350	0.53%	BB+
U.S. Static Synthetic Investment Grade CDO	340	0.51%	AA
U.S. Static Synthetic Investment Grade CDO	288	0.44%	AAA
U.S. Static Synthetic Investment Grade CDO	285	0.43%	AA
U.S. Static Synthetic Investment Grade CDO	250	0.38%	AAA
U.S. Static Synthetic Investment Grade CDO	250	0.38%	AA
Managed High Yield CDO	248	0.38%	BBB–
Total	$3,224	4.89%

*	See Explanatory Notes on page 12.
1	Indicated category reflects highest rating of the three rating agencies.
2	Indicated category reflects highest rating of the three rating agencies. Represents lowest attachment point of transactions.

11	Quarterly Operating Supplement for the Period Ended September 30, 2004 / Insured Portfolio Highlights

Quarterly Operating Supplement	Radian Asset Assurance Inc. Explanatory Notes

1. Effective January 31, 2004, one of the primary insurer customers of Radian Asset Assurance Inc. (the “Company”) exercised its right to recapture business that it previously ceded to the Company. In connection with this recapture, the Company has returned approximately $16.4 billion of par in force and approximately $96.4 million of statutory unearned premium reserves to the primary insurer. In addition, the Company has been reimbursed by the primary insurer for policy acquisition costs of approximately $31.0 million. The Company has also reimbursed the primary insurer approximately $7.5 million for case reserves which were net of $4.0 million of salvage.

2. In May 2004, Moody’s provided the Company with an initial insurance financial strength rating of “Aa3.” Concurrently and in anticipation of the merger of Radian Reinsurance with and into the Company (which became effective June 1, 2004), Moody’s downgraded Radian Reinsurance’s financial strength rating to “Aa3” from “Aa2.” Effective June 1, 2004, the Company and Radian Reinsurance were merged, with the Company as the surviving entity. The merged company is rated “Aa3” by Moody’s, “AA” (negative outlook) by S&P and “AA” (outlook stable) by Fitch. As a result of the downgrade of the Moody’s rating related to the financial guaranty reinsurance business conducted by Radian Reinsurance prior to the merger, two of the primary insurer customers of the financial guaranty reinsurance business had the right to recapture written business ceded to the Company. One of these customers has agreed, without cost to or concessions by the Company, to waive its recapture rights. On November 8, 2004, the remaining primary insurer customer with recapture rights notified the Company of its intent to recapture, at an unspecified date in the near future, approximately $5.8 billion of par in force ceded to the Company, including $49.8 million of written premiums as of September 30, 2004. The amount of future lost premiums due to this recapture will be approximately $94.0 million, which is made up of the unearned premium balance and the value of future installment premiums. This customer also has the right to recapture an additional $5.6 billion of par in force ceded to the Company, including $56.6 million of written premiums as of September 30, 2004. The Company is in discussions with this customer and cannot provide any assurances as to the outcome of these negotiations. The Company expects a decision on this matter before the end of 2004. Despite the recapture, the primary insurer customer also informally advised the Company that, going forward, the customer intends to continue its reinsurance relationship with the Company on the same terms.

3. Gross and net written premiums for the nine months ended September 30, 2004 decreased $170 million and $167 million, respectively, compared to the same period of 2003. These decreases were primarily the result of the January 31, 2004 recapture of $96 million of previously written premiums in the first quarter of 2004 and a $50 million reduction in trade credit premiums resulting from the Company novating business to affiliates.

4. Premiums earned for the third quarter of 2004 were $42 million versus $61 million for the same period of 2003, a decline of $19 million. This decline is primarily due to the novation of the trade credit business to affiliates.

5. Loss and loss adjustment expenses incurred for the nine months ended September 30, 2004 were $83 million higher than the comparable period of 2003 primarily due to the establishment of a $111 million reserve on a statutory basis (recorded on a GAAP basis in 2003) pertaining to a single manufactured housing transaction.

6. Commission expenses for the quarter ended September 30, 2004 were $7 million lower than the $13 million incurred for the same period of 2003 due to lower assumed premiums written. For the first nine months of 2004, commission expenses were $58 million lower than the same period of 2003. The January 31, 2004 recapture resulted in a reduction to commission expenses of $31 million. The remainder of the reduction in commission expenses is a result of lower assumed premiums written in the financial guaranty and trade credit products.

7. The contingency reserve decreased $82 million to $239 million at September 30, 2004 compared to December 31, 2003 primarily as a result of the January 31, 2004 recapture.

8. Loss and loss adjustment expense reserves increased by $23 million to $85 million at September 30, 2004 compared to December 31, 2003 primarily resulting from the establishment of a $111 million reserve on a statutory basis (recorded on a GAAP basis in 2003) for a single manufactured housing transaction, offset by a $17 million reduction in trade credit loss reserves novated by the Company to affiliates and by $76 million of loss payments.

9. Unearned premiums were $36 million lower at September 30, 2004 compared to December 31, 2003 as a result of the January 31, 2004 recapture of financial guaranty business by one of the Company’s primary insurers.

10. Additional paid-in capital increased $65 million from December 31, 2003, as the result of a capital contribution related to the manufactured housing transaction for which the $111 million reserve was established.

11. Investment in common stock increased $40 million at September 30, 2004 primarily as a result of the capitalization of Radian Financial Products Limited, the Company’s 100% owned United Kingdom based Securities and Futures Company.

12	Quarterly Operating Supplement for the Period Ended September 30, 2004 / Explanatory Notes

Quarterly Operating Supplement	Radian Asset Assurance Inc. Management Team

Martin A. Kamarck
President

David J. Beidler
Senior Vice President, Counselor to the President

Sally B. Campbell
Senior Vice President, Public Finance

Stephen D. Cooke
Executive Vice President, Chief Legal Officer

John C. DeLuca
Senior Vice President, Market Development

Bonita Z. Dorland
Executive Vice President, Chief Underwriting Officer

Paul C. Larsen
Senior Vice President, Head of Surveillance and Risk Management

Anna M. Laudon
Vice President, Managing Director of Asset Backed Securities

Andrew C.J. Poole
Managing Director, Radian Asset Assurance Ltd. & Radian Representatives Ltd.

Jack Praschnik
Senior Vice President, Global Strategies

Andrew Reid
Vice President, Managing Director of Global Markets

Patrick Rossi
Senior Vice President, Controller

Jeffrey C. Salton
Senior Vice President, Operations and Analysis

Hao Wu
Vice President, Managing Director of Financial Products

13	Quarterly Operating Supplement for the Period Ended September 30, 2004 / Management Team

Quarterly Operating Supplement	Radian Asset Assurance Inc. Safe Harbor Statement

All statements in this document that address operating performance, events or developments that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s current views and assumptions with respect to future events.

The forward-looking statements involve risks and uncertainties including the following: changes in general financial and political conditions, such as extended national or regional economic recessions, changes in housing values, changes or volatility in interest rates, or other political instability; changes in investor perception of the strength of private mortgage insurers or financial guaranty providers, and risks faced by the businesses, municipalities or pools of assets covered by Radian’s insurance; the loss of significant customers with whom Radian has a concentration of its insurance in force; rising delinquencies in mortgage loans insured by Radian resulting from increased consolidation of mortgage lenders and servicers; increased severity or frequency of losses associated with certain Radian products that are riskier than traditional mortgage insurance and municipal guaranty insurance policies; material changes in persistency rates of Radian’s mortgage insurance policies; downgrades of the insurance financial-strength ratings assigned by the major ratings agencies to Radian’s operating subsidiaries; intense competition from others and from alternative products to private mortgage insurance and financial guaranty insurance; changes in the business practices of Fannie Mae and Freddie Mac; legislative and regulatory changes affecting demand for private mortgage insurance and financial guaranty insurance; changes in claims against mortgage insurance products resulting from the aging of Radian’s mortgage insurance policies; changes in Radian’s ability to maintain sufficient reinsurance capacity in an increasingly concentrated reinsurance market; vulnerability to the performance of Radian’s strategic investments; and the loss of executive officers or other key personnel.

Investors are also directed to other risks discussed in documents filed by Radian with the SEC, including the factors detailed in our annual report on Form 10-K for the year ended December 31, 2003 in the section immediately preceding Part I of the report.

Radian does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements made in this document to reflect new information, future events or for any other reason.

14	Quarterly Operating Supplement for the Period Ended September 30, 2004 / Safe Harbor Statement